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                                                                    EXHIBIT 99.3

                      TYCO APPOINTS DAVID J. FITZPATRICK AS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

   FORMER CFO OF UNITED TECHNOLOGIES OFFERS MORE THAN TWO DECADES OF FINANCIAL
                         EXPERIENCE AT LEADING COMPANIES

PEMBROKE, BERMUDA - SEPTEMBER 11, 2002 - Tyco International Ltd. (NYSE - TYC, BSX-TYC, LSE-TYI) today announced that David J. FitzPatrick has been appointed Executive Vice President and Chief Financial Officer for the company. Mr. FitzPatrick joins Tyco from United Technologies Corporation, where he has been Senior Vice President and Chief Financial Officer since 1998.

Edward D. Breen, Chairman and Chief Executive Officer of Tyco, said, "One of my highest priorities is building an exceptionally capable management team that will bring top talent and experience to the challenges and opportunities we face at Tyco. Dave FitzPatrick is a world-class executive with exceptional credibility in the financial community and I am extremely pleased that he is joining the new team at Tyco. His experience and accomplishments at United Technologies and earlier at Kodak and General Motors are right on target for the needs here. Dave's respect and reputation among the financial community for uncompromising integrity, and his overall grasp of financial and business issues, are strengths that I value highly. He is a perfect fit for Tyco."

Mr. FitzPatrick said, "Tyco represents a tremendous opportunity for me. The company's operating businesses are familiar to me and playing a role in maximizing value with Ed Breen and his management team is a great professional challenge. Ed's commitment to building a strong management team dedicated to the highest standards of corporate governance was a prerequisite. Tyco faces significant challenges, yet I am confident we will meet them while serving the interests of investors, customers and employees."

Mr. FitzPatrick's appointment is effective immediately. He succeeds Mark Swartz, who, as previously reported, has resigned from the company.

Mr. FitzPatrick has served as Senior Vice President and Chief Financial Officer for United Technologies Corp. since June 1998. United Technologies Corp. (UTC) is a global leader of building systems and aerospace products. Carrier, Otis, Pratt & Whitney, Hamilton Sundstrand, and Sikorsky are among its well-known subsidiaries.

Earlier, Mr. FitzPatrick was Vice President and Corporate Controller for Eastman Kodak Company. He also enjoyed an 18-year career with the General Motors Corporation, culminating with his responsibilities as Chief Financial Officer, Cadillac Luxury Car Division.

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Mr. FitzPatrick graduated from the J.L. Kellogg School at Northwestern
University with a master's degree in management. He also holds a bachelor's degree in accounting from the University of Illinois, where he graduated with high honors.

ABOUT TYCO INTERNATIONAL LTD.

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2001 revenues from continuing operations of approximately $34 billion.

FORWARD LOOKING STATEMENTS

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and in Tyco's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

Contact:     Gary Holmes (Media)
             212-424-1314

             Kathy Manning (Investors)
             603-778-9700

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